UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TURNING POINT THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903

Turning Point Therapeutics, Inc.

Important Notice Regarding the Availability

of Proxy Materials

Stockholders Meeting to be held on

June 16, 2022

For Stockholders of record as of April 18, 2022

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/TPTX

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/TPTX
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 06, 2022.

To order paper materials, use one of the following methods.

INTERNET www.investorelections.com/TPTX	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

Turning Point Therapeutics, Inc.

Meeting Type: Annual Meeting of Stockholders

Date:    Thursday, June 16, 2022

Time:   8:30 AM, Pacific Time

Place:   Annual Meeting to be held live via the internet - please visit

              www.proxydocs.com/TPTX for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/TPTX

SEE REVERSE FOR FULL AGENDA

Turning Point Therapeutics, Inc.

Annual Meeting of Stockholders

The Board of Directors recommends that you vote “FOR” all of the nominees for director listed below and “FOR” Proposals 2 and 3.

PROPOSAL

1.	To elect two nominees for Class III director to serve for three-year terms until the 2025 Annual Meeting of Stockholders.

1.01 Mark J. Alles

1.02 Barbara W. Bodem

2.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

4.	To conduct any other business properly brought before the meeting.